Exhibit 5.1

                         ALLSTATE LIFE INSURANCE COMPANY
                             ALLSTATE CORPORATE TAX
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062



MICHAEL J. VELOTTA                             Writer's Direct Dial 847 402-2400
Senior Vice President,                                   Facsimile: 847 326-6742
  Secretary and General Counsel
                                                                   June 30, 2006


Allstate Life Insurance Company
3100 Sanders Road
Northbrook, Illinois 60062

Re:      Allstate Life Global Funding Trust 2006-3
         $500,000,000 Floating Rate Notes due 2008

Ladies and Gentlemen:

     I am General Counsel of Allstate Life Insurance Company, an Illinois insurance company ("Allstate Life"), and, together with other attorneys in the Law Department of Allstate Life under my supervision, have reviewed the documents relating to the establishment of the Allstate Life Global Funding Secured Medium Term Note Program (the "Institutional Program") and the Allstate Life(R) CoreNotes(R) Program (the "Retail Program" and together with the Institutional Program, the "Programs") for the issuance and sale, from time to time, of secured medium term notes (the "Notes"). Under the Programs, newly established separate and distinct statutory trusts, each organized under the laws of the State of Delaware and each beneficially owned by Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding") (each, an "Issuing Trust" and collectively, "the Issuing Trusts") will issue Notes in an aggregate amount of up to $5,000,000,000. The net proceeds from the offering and sale of the Notes will be used by each Issuing Trust to purchase a Funding Note (each, a "Funding Note") from Global Funding in an amount equal to the amount of Notes issued by the Issuing Trust. Global Funding will use the proceeds from the sale of each Funding Note to purchase one or more Funding Agreement(s) (the "Funding Agreement(s)") from Allstate Life. Global Funding will immediately assign absolutely to, and deposit into, each Issuing Trust the Funding Agreement(s), and the relevant Funding Note will be surrendered.

     Allstate Life and Global Funding have filed a Registration Statement on Form S-3 (File No. 333-129157) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (as amended, the "Registration Statement"), including a Prospectus, dated March 15, 2006 (the "Prospectus"), a Prospectus Supplement dated March 15, 2006 relating to the Institutional Program (the "Institutional Prospectus Supplement") and a Prospectus Supplement dated March 15, 2006 relating to the Retail Program (the "Retail Prospectus Supplement") containing information relating to the Notes and the Programs. The Prospectus and the Institutional Prospectus Supplement are supplemented by a pricing supplement, dated June 26, 2006 (the "Pricing Supplement"), as filed with the Commission pursuant to Rule 424(b)(5) of the Act and relating to the issuance by Allstate Life Global Funding Trust 2006-3 (the "Trust") of $500,000,000 aggregate principal amount of Floating Rate Notes due 2008 (the "Designated Notes") and the delivery of Funding Agreement No. FA-41093 by Allstate Life (the "Designated Funding Agreement").

     I, or other attorneys in the Law Department of Allstate Life under my direction, have examined the originals (or copies certified or otherwise identified to my satisfaction) of such other agreements, certificates, documents and records and have reviewed such questions of law and made such inquiries as I have deemed necessary or appropriate for the purpose of the opinions rendered herein.

     In such examination, I have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all such documents submitted to me as copies and the authenticity of the originals of such letter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representative of Allstate Life and public officials.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated here, I am of the opinion that:

     The Designated Funding Agreement has been duly authorized and when it has been duly executed, issued and delivered, will constitute a valid and legally binding obligation of Allstate Life in accordance with its terms.

     The opinions rendered herein are limited to the laws of the State of Illinois and the Federal law of the United States.

     I consent to the filing of this opinion letter as an exhibit to the current report on Form 8-K filed by Global Funding and the Trust in connection with the issuance and sale of the Designated Notes, incorporated by reference in the Registration Statement and to the use of my name in the Pricing Supplement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Sincerely,




                                   /s/ Michael J. Velotta
                                   ------------------------
                                   Michael J. Velotta
                                   Senior Vice President,
                                   Secretary and General Counsel

EXHIBIT 5.2


                       LeBouef, Lamb, Greene & MacRae LLP
                              125 West 55th Street
                            New York, NY 10019-5389
                                 (212) 424-8000
                           FACSIMILE: (212) 424-8500



                                                                   June 30, 2006

Allstate Life Global Funding
c/o AMACAR Pacific Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211

                  Re:   ALLSTATE LIFE GLOBAL FUNDING TRUST 2006-3
                        $500,000,000 FLOATING RATE NOTES DUE 2008

Ladies and Gentlemen:

     We have acted as special counsel to Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), by Global Funding and Allstate Life Insurance Company ("Allstate Life"), of (i) a Registration Statement on Form S-3 (File No. 333-129157) on October 20, 2005, as amended by Amendment No. 1 filed with the Commission on November 29, 2005, Amendment No. 2 filed with the Commission on February 27, 2006 and Amendment No. 3 filed with the Commission on March 13, 2006 (including the documents incorporated by reference therein, the "Registration Statement"); (ii) a prospectus (the "Prospectus") relating to secured medium term notes (the "Notes") to be issued from time to time by newly established separate and distinct Delaware statutory trusts (each, a "Trust" and together, the "Trusts"); (iii) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Secured Medium Term Note program described therein primarily to institutional investors (the "Institutional Prospectus Supplement"); and (iv) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Allstate Life(R) CoreNotes(R) program described therein primarily to retail investors (the "Retail Prospectus Supplement"). The Registration Statement was declared effective by the Commission on March 15, 2006.

     The Registration Statement provides for (i) the registration and issuance through the Trusts of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an indenture (each, an "Indenture") to be entered into among such Trust and the other parties specified therein, including J.P. Morgan Trust Company, National Association, or another entity specified therein, as indenture trustee (the "Indenture Trustee"), substantially in the form attached as an exhibit to the Registration Statement;
(ii) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Funding Notes to be issued by Global Funding (each, a "Funding Note"), substantially in the form attached as an exhibit to the Registration Statement, to be sold by Global Funding to the Trusts in connection with the sale of the Notes; and (iii) the registration and issuance of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of Allstate Life's funding agreements (each, a "Funding Agreement"), substantially in the form identified on the exhibit list of the Registration Statement, to be sold by Allstate Life to Global Funding.

     This opinion letter is delivered to you in connection with the issuance by Allstate Life Global Funding Trust 2006-3 (the "Designated Trust") of $500,000,000 aggregate principal amount of Floating Rate Notes due 2008 (the "Designated Notes") and the issuance by Global Funding of a $500,000,000 Floating Rate Funding Note due 2008 (the "Designated Funding Note"). Capitalized terms used in this opinion letter which are not otherwise defined herein have the meanings ascribed to them in the Standard Indenture Terms attached as an exhibit to the Registration Statement.

     In furnishing this opinion, we have reviewed:

     (i)  the  Registration   Statement,   the  Prospectus,   the  Institutional
          Prospectus Supplement and Pricing Supplement No. 3 dated June 26, 2006 (the "Designated Pricing Supplement");

     (ii) the Trust Agreement, dated as of the date of the Designated Pricing Supplement (the "Designated Trust Agreement"), which adopts and incorporates the Standard Trust Agreement Terms, among Global Funding, as trust beneficial owner, AMACAR Pacific Corp., as the sole administrator of the Designated Trust, and Wilmington Trust Company, as Delaware trustee;

     (iii) the Indenture dated as of June 30, 2006, which adopts and incorporates the Standard Indenture Terms, among the Designated Trust and the other parties specified therein, including J.P. Morgan Trust Company, National Association, as indenture trustee (the "Designated Indenture");

     (iv) the Funding Note Indenture dated as of June 30, 2006, which adopts and incorporates the Standard Funding Note Indenture Terms, among Global Funding and the other parties specified therein, including J.P. Morgan Trust Company, National Association, as funding note indenture trustee (the "Designated Funding Note Indenture");

     (v) the Distribution Agreement, dated March 15, 2006, entered into by and among Global Funding and the agents named therein, and acknowledged and agreed to by the Designated Trust pursuant to the Terms Agreement dated as of the date of the Designated Pricing Supplement, which Terms Agreement was executed by the Designated Trust through the execution of the Series Instrument (as hereinafter defined);

     (vi) the Series Instrument, dated June 26, 2006 (the "Series Instrument") that includes the Designated Trust Agreement executed in connection with the creation of the Designated Trust and the Designated Indenture and the Designated Funding Note Indenture executed in connection with the issuance by the Designated Trust of the Designated Notes and the issuance by Global Funding of the Designated Funding Note;

     (vii) the Closing Instrument, dated June 30, 2006;

     (viii) the certificate representing the Designated Notes;

     (ix) the certificate representing the Designated Funding Note;

     (x)  Funding Agreement No. FA-41093; and

     (xi) such other certificates, records, and other documents as we have deemed necessary or appropriate to enable us to render our opinions set forth below.

     We have also examined, have relied as to matters of fact upon, and have assumed the accuracy of, originals or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such representations, statements and certificates or comparable documents of or from public officials and officers and representatives of Allstate Life, Global Funding and the Designated Trust, as applicable, and of representations of all persons whom we have deemed appropriate and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to authentic original documents of any copies submitted to us for our examination. We have assumed that the Indenture Trustee has the power and authority to authenticate each certificate representing the Designated Notes and that the Funding Note Indenture Trustee has the power and authority to authenticate the certificate representing the Designated Funding Note.

     Based upon and subject to the foregoing, and subject to the further qualifications and limitations stated herein, we are of the opinion that:

     1. Upon the due execution and authentication of the certificate representing the Designated Funding Note and the delivery of the Designated Funding Note to the purchaser thereof against payment of the agreed consideration therefor as contemplated by the Registration Statement, the Designated Funding Note will be a valid and binding obligation of Global Funding, enforceable against Global Funding in accordance with its terms.

     2. Upon the due execution and authentication of the certificate representing the Designated Notes and the delivery of the Designated Notes to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Registration Statement, the Designated Notes will be the valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

     The above opinions with regard to the enforceability of the Designated Notes and the Designated Funding Note are (i) qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) subject to the further qualification that, to the extent that the Designated Notes or Designated Funding Note are denominated in a currency other than United States dollars, a claim thereunder (or foreign currency judgment in respect to such claim) would be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal law of the United States, as currently in effect. This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date hereof with respect to the opinion and statements set forth above, including any changes in applicable law that may occur after the date hereof.

     This letter is delivered to you in connection with our representation of Global Funding with respect to the issuance by the Designated Trust of the Designated Notes and the issuance by Global Funding of the Designated Funding Note, and it may not be furnished to or relied upon by any other person (including, without limitation, any person who purchases Designated Notes from the Underwriters) or used for any other purpose without our express written consent.

     We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K, incorporated by reference in the Registration Statement, filed by Global Funding and the Designated Trust in connection with the issuance and sale of the Designated Notes and the Designated Funding Note. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                  Very truly yours,

                                 /s/ LeBoeuf, Lamb, Greene & McRae LLP